UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2015

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Current Independent Registered Public Accounting Firm

On March 10, 2015, Cross Country Healthcare, Inc. ("the Company") notified Ernst & Young LLP (“EY”) that it had been dismissed as the Company’s independent registered public accounting firm effective on March 10, 2015. The decision to change principal accountants was approved by both the Company's Audit Committee (the “Audit Committee”) and its Board of Directors.

EY’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2014 and December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2014 and December 31, 2013, there were (i) no disagreements between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in their reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for a material weakness in the Company's internal control over financial reporting related to the Company's review of significant non-routine accounting matters as it related to the fair value estimation of its indefinite-lived intangible assets and the valuation allowance on its deferred tax assets, identified in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Management's Report on Internal Control Over Financial Reporting included in Item 9A of Form 10-K for the year ended December 31, 2014, states that such material weakness was remediated in 2014.

The Company provided EY with a copy of disclosures it is making in this Form 8-K and requested that EY furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of EY’s letter dated March 13, 2015, is filed as Exhibit 16.1 hereto.

Engagement of New Independent Registered Public Accounting Firm

The Audit Committee conducted a comprehensive competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015.  On March 10, 2015, the Audit Committee selected, and the Board of Directors approved, the selection of Deloitte & Touche LLP ("Deloitte") as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015.  On March 10, 2015, the Company's management notified Deloitte that it had been selected as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015. The engagement is subject to completion by Deloitte of its customary client acceptance procedures.

During the fiscal years ended December 31, 2014 and December 31, 2013, and the subsequent interim periods through the date of this filing, neither the Company nor anyone on its behalf has consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company requested that Deloitte review the information set forth in the fifth and sixth paragraph of this Item 4 before this Current Report on Form 8-K was filed with the Securities and Exchange Commission.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

16.1           Letter of EY to the Securities and Exchange Commission, dated March 13, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

		By:	/s/ William J. Burns
William J. Burns
Dated:	March 13, 2015		Chief Financial Officer